Exhibit 10.7

RESIGNATION OF MARK R. HORVATH

May 11, 2007

To: Keith Bullard’s Auto Liquidation Center, Inc.

Re: Resignation of Mark R. Horvath

To whom it may concern:

I, Mark R. Horvath, hereby resign as sole director and any and all corporate officer positions with Keith Bullard’s Auto Liquidation Center, Inc. (the “Company”), effective as of May 11, 2007, following the closing of the transactions contemplated by that certain Stock Redemption and Debt Restructuring Agreement entered into on such date by and among the Company, Horvath Holdings, LLC, Keith Bullard and the undersigned individual.

/s/ Mark R. Horvath
Mark R. Horvath